EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Jerome S. Griffith,  Chief Executive Officer and President of Lands’ End, Inc. (the “Company”) and James F. Gooch, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2020 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 22, 2020

/s/ Jerome Griffith
Jerome Griffith

Chief Executive Officer and President
(Principal Executive Officer)

July 22, 2020

/s/ James Gooch
James Gooch

Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
(Principal Financial Officer)